DWS

Media-Information

New York May 15, 2018

RREEF Property Trust, Inc. appoints Julianna Ingersoll as President and CEO

DWS announced today that RREEF Property Trust, Inc. (NASDAQ: ZRPTAX; ZRPTIX; ZRPTTX), its publicly registered, daily NAV REIT, has appointed Julianna S. Ingersoll as its new President and Chief Executive Officer. Ingersoll will report to the Board of Directors and assume responsibility for the overall leadership, strategic direction and investment performance of RREEF Property Trust.

Ingersoll brings a wealth of financial, market and real estate experience to her new roles. For the past three years, she was the Chief Operating Officer of RREEF Property Trust, and, prior to that, Chief Financial Officer. Before joining the REIT, Ingersoll served in a number of strategic corporate investment roles across the real estate business for DWS and Deutsche Bank. Ingersoll Joined Deutsche Bank in 2001 as an analyst in the Investment Bank.

"Julianna brings a strategic mindset and strong commitment to the REIT and its stockholders," said Todd Henderson, Chairman of the Board of RREEF Property Trust and Head of Real Estate, Americas, at DWS. "She possesses invaluable market knowledge and real estate experience. Given her tenure with DWS, she knows our investment process intimately and will continue to leverage the resources of our organization to the benefit of RREEF Property Trust's existing and future stockholders. She was instrumental in launching the REIT in 2013, and I am excited about the prospects for the REIT's growth and performance under Julie's leadership."

For more information on RREEF Property Trust, please visit https://www.rreefpropertytrust.com/

For further information please contact:

Oksana Poltavets
Phone: +1 (212) 250 0072
E-Mail: oksana.poltavets@dws.com

DWS Group

Published by the Communications Department of DWS Group GmbH & Co. KGaA
http://www.dws.com

DWS Group GmbH & Co. KGaA (DWS) is one of the world's leading asset managers with EUR676bn of assets under management (as of 31 Mar 2018). Building on more than 60 years of experience and a reputation for excellence in Germany and across Europe, DWS aims to be recognized by clients globally as a trusted source for integrated investment solutions, stability and innovation across a full spectrum of investment disciplines.

We offer individuals and institutions access to our strong investment capabilities across all major asset classes and solutions aligned to growth trends. Our diverse expertise in Active, Passive and Alternatives asset management – as well as our deep environmental, social and governance focus – complement each other when creating targeted solutions for our clients. Our expertise and on-the-ground-knowledge of our economists, research analysts and investment professionals are brought together in one consistent global CIO View, which guides our strategic investment approach.

DWS wants to innovate and shape the future of investing: with staff from 35 nationalities, speaking more than 75 languages rooted in 22 countries, we are local while being one global team.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will" and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although RREEF Property Trust believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. RREEF Property Trust undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the company's expectations.

Nothing contained herein is fiduciary or impartial investment advice that is individualized or directed to any plan, plan participant, or IRA owner regarding the advisability of any investment transaction, including any IRA distribution or rollover.

For informational purposes only, not a recommendation or endorsement of a specific security.

All investments involve risk, include the potential loss of principal.

Published by the Communications Department of DWS Group GmbH & Co. KGaA
http://www.dws.com